SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: July 31, 2002

TOUCH AMERICA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-31237 (Commission File Number)	81-0540231 (IRS Employer Identification No.)

130 North Main, Butte, Montana (Address of principal executive offices)	59701-9332 (Zip Code)

Registrant's telephone number, including area code (406) 497-5100

Exhibit Index is found on page 13

ITEM 5.  OTHER EVENTS.

FINANCIAL RESULTS

FOR THE QUARTERS ENDED JUNE 30, 2002 AND 2001

  Long-Lived Asset Impairment Analysis

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," we periodically review our long-lived assets for potential impairment. Recent events in the telecommunications industry along with our financial performance for the six months ended June 30, 2002 may have an impact on our future financial projections. We will continue to monitor these events and their potential impact on the impairment analysis of our network assets.

  EARNINGS PER SHARE - BASIC

Touch America Holdings, Inc. reported a consolidated basic net loss of $0.29 per share in the second quarter 2002 as compared with the second quarter 2001 consolidated basic net loss of $0.11 per share.

Earnings from continuing operations decreased $0.29 per share, from breakeven in the second quarter 2001 to a loss of $0.29 per share in the second quarter 2002.

There was no net income or loss from discontinued operations in the second quarter 2002 compared with the second quarter 2001 loss of $0.11 per share.

  CONTINUING OPERATIONS/EXHIBIT 99a

Income from continuing operations decreased $30,800,000, from income of $900,000 in the second quarter 2001 to a loss of $29,900,000 for the same period in 2002.

Revenues

Revenues decreased $68,300,000 or 48 percent, from $141,900,000 in the second quarter 2001 to $73,600,000 for the same period in 2002. For comparative purposes, the following table shows the breakdown of revenues.

	Quarters Ended
	June 30,
	2002	2001
	(Thousands of Dollars)

REVENUES:
Voice	$ 31,100	$ 77,500
Private line	20,100	40,100
Access and other	9,200	10,200
Internet services	11,000	4,900
ATM/Frame relay	2,200	9,200
	$ 73,600	$ 141,900

Voice revenues for the second quarter 2002 decreased $46,400,000, or 60 percent, primarily due to Qwest Communication's (Qwest) removal of its traffic from our network, reduced wholesale voice business, and an adjustment of $10,300,000 to our unbilled revenue accrual relating to customer accounts that we transitioned from Qwest's billing system. This adjustment is for revenues that were recorded from February through May 2002 relating to minutes of usage that we were unable to properly rate and bill. In June, we made the decision to reverse these revenues, as we were still unable to resolve the problems in a timely manner and properly bill these minutes. We still intend to bill these minutes but, with the passage of time, the collection of these amounts becomes less likely. Private line revenues, which include dedicated point-to-point capacity on our network, decreased by $20,000,000, or 50 percent, and access and other revenues decreased by $1,000,000, or 10 percent, both as a result of Qwest's withdrawal of its business.

Internet services revenues increased by $6,100,000, or 124 percent, primarily due to new business. ATM/Frame relay revenues, which include network services for data, video, and voice transmission, decreased by $7,000,000, or 76 percent, also due to Qwest's withdrawal of its business.

Expenses

Expenses for the second quarter 2002 compared to the same period in 2001 decreased approximately $12,800,000, or 9 percent. Cost of services decreased approximately $12,900,000 due primarily to a reduction in offnet costs associated with the decrease in revenues discussed above. Selling, general, and administrative (SG&A) expense decreased approximately $3,800,000, with expenses decreasing in most categories except for outside legal services, which increased approximately $6,000,000 due to our disputes with Qwest. Taxes other than income taxes increased by approximately $400,000 mainly due to a property tax adjustment in the second quarter 2001. Depreciation expense increased by approximately $3,500,000 due to expansion of our fiber optic network.

Interest Expense and Other (Income) Deductions - Net

Interest expense decreased by $700,000 as we had a current portion of long-term debt in the second quarter 2001 and none in the same period in 2002.

Other (income) deductions - net increased approximately $4,600,000 primarily due to a reduction in losses from our unconsolidated investments.

  DISCONTINUED OPERATIONS - UTILITY OPERATIONS AND COAL OPERATIONS/

EXHIBIT 99b

The utility operations and the coal operations have been accounted for as discontinued operations. The income from discontinued operations for the quarters ended June 30, 2002 and 2001 are separately reported. In the second quarter 2002, we recorded no activity from discontinued operations. In the second quarter 2001, we reported a loss from discontinued operations, net of income taxes, of $43,100,000 primarily due to a one-time payment to terminate an industrial power supply contract. We recorded an after-tax gain of $31,400,000 on the sale of the discontinued coal operations in the second quarter 2001.

FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001

  EARNINGS PER SHARE - BASIC

Touch America Holdings, Inc. reported a consolidated basic net loss of $0.41 per share for the six months ended June 30, 2002 as compared with consolidated basic net income of $0.47 per share for the same period in 2001.

Earnings from continuing operations decreased $0.51 per share, from net income of $0.05 per share for the six months ended June 30, 2001 to a loss of $0.46 per share for the same period in 2002.

Net income from discontinued operations was $0.05 per share for the six months ended June 30, 2002, a decrease of $0.37 per share compared with earnings of $0.42 per share for the same period in 2001. The 2002 earnings of $0.05 per share included one month of utility operations and the gain on the sale of the utility operations while the 2001 earnings per share included $0.30 per share attributable to the gain on the sale of Continental Energy in February 2001.

  CONTINUING OPERATIONS/EXHIBIT 99a

Income from continuing operations decreased $50,300,000, from income of $6,700,000 for the six months ended June 30, 2001 to a loss of $43,600,000 for the same period in 2002.

Revenues

Revenues decreased $114,200,000 or 40 percent, from $286,400,000 for the six months ended June 30, 2001 to $172,200,000 for the same period in 2002. For comparative purposes, the following table shows the breakdown of revenues.

	Six Months Ended
	June 30,
	2002	2001
	(Thousands of Dollars)

REVENUES:
Voice	$ 73,500	$ 159,900
Private line	47,100	78,200
Access and other	19,900	25,800
Internet services	23,600	11,000
ATM/Frame relay	8,100	11,500
	$ 172,200	$ 286,400

Voice revenues for the six months ended June 30, 2002 decreased $86,400,000, or 54 percent, primarily due to reduced sales to wholesale resellers and Qwest's removal of its traffic from our network described above in the quarter analysis. Private line revenues, which include dedicated point-to-point capacity on our network, decreased by $31,100,000, or 40 percent, and access and other revenues declined by $5,900,000, or 23 percent, also as a result of Qwest's actions.

Internet services revenues increased by $12,600,000, or 115 percent, primarily due to new business reflected in the six months ended June 30, 2002 and sales credits recognized in the six months ended June 30, 2001. ATM/Frame relay revenues, which include network services for data, video, and voice transmission, decreased by $3,400,000, or 30 percent.

Expenses

Expenses for the six months ended June 30, 2002 decreased approximately $27,900,000, or 10 percent, compared to the same period in 2001. Cost of services decreased approximately $30,200,000 and was due primarily to a reduction in offnet costs associated with the decrease in revenues discussed above. SG&A expense decreased approximately $5,000,000, primarily due to a reduction in bad debt expense and a reduction in the workforce and associated costs. Taxes other than income taxes decreased by approximately $400,000 due to reduced property tax estimates for our network. Depreciation expense increased by approximately $7,700,000 due to expansion of our fiber optic network being placed into service during the period.

Interest Expense and Other (Income) Deductions - Net

Interest expense decreased by $1,200,000 as we had a current portion of long-term debt in the six months ended June 30, 2001 and none in the same period in 2002.

Other (income) deductions - net increased approximately $2,900,000 primarily due to a reduction in losses from our unconsolidated investments.

  DISCONTINUED OPERATIONS - UTILITY OPERATIONS; CONTINENTAL ENERGY; AND COAL OPERATIONS/EXHIBIT 99b

The utility operations, Continental Energy, and the coal operations have been accounted for as discontinued operations. The income from discontinued operations for the six months ended June 30, 2002 and 2001 are separately reported. Income from these discontinued operations decreased approximately $37,500,000 compared to the same period in 2001, which included gains from the sales of the coal operations and Continental Energy, which were partially offset by a loss from the utility operations due to the one-time payment to terminate an industrial power supply contract.

  DIVIDENDS ON PREFERRED STOCK

Dividends on Preferred Stock for the six months ended June 30, 2002 include $1,800,000 of premium costs associated with the redemption of our outstanding Preferred Stock, $6.00 Series, and Preferred Stock, $4.20 Series, which occurred in the first quarter 2002.

  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

In accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangibles," we reclassified approximately $2,200,000 to goodwill for employee related costs associated with the June 30, 2000 acquisition of telecommunications services businesses from Qwest. Under the provisions of SFAS No. 142, we tested the goodwill for impairment and determined that the goodwill was impaired. We wrote off the balance of goodwill and recorded the transitional impairment loss as a cumulative effect of a change in accounting principle, effective January 1, 2002. The impairment loss, net of income taxes, was approximately $1,400,000. The result is a decrease to basic and diluted earnings per share of $0.01 for the quarter ended March 31,2002 and six months ended June 30, 2002.

SECOND QUARTER 2002 COMPARED WITH FIRST QUARTER 2002

  EARNINGS PER SHARE - BASIC

Touch America Holdings, Inc. reported a consolidated basic net loss of $0.29 per share for the quarter ended June 30, 2002 as compared with a consolidated basic net loss of $0.11 per share for the quarter ended March 31, 2002.

The loss from continuing operations increased $0.12 per share, from a net loss of $0.17 per share for the quarter ended March 31, 2002 to a loss of $0.29 per share for the quarter ended June 30, 2002. The $0.17 loss per share includes the $0.01 decrease for the cumulative effect of change in accounting principle.

We reported net income from discontinued operations of $0.06 per share for the quarter ended March 31, 2002 and no net income from discontinued operations for the quarter ended June 30, 2002, resulting in a decrease of $0.06 per share.

  CONTINUING OPERATIONS/EXHIBIT 99c

Loss from continuing operations increased $16,200,000, from a loss in the first quarter 2002 of $13,700,000 to a loss of $29,900,000 in the second quarter 2002.

Revenues

Revenues decreased approximately $25,000,000, or 25 percent, from $98,600,000 in the first quarter 2002 to approximately $73,600,000 in the second quarter 2002. For comparative purposes, the following table shows the breakdown of revenues.

	Quarters Ended
	June 30,	March 31,
	2002	2002
	(Thousands of Dollars)

REVENUES:
Voice	$ 31,100	$ 42,400
Private line	20,100	27,000
Access and other	9,200	10,700
Internet services	11,000	12,600
ATM/Frame relay	2,200	5,900
	$ 73,600	$ 98,600

Voice revenues for the second quarter 2002 decreased $11,300,000, or 27 percent, compared to the first quarter 2002, due to an adjustment to our unbilled revenue accrual of approximately $10,300,000. This adjustment is for revenues that were recorded from February through May 2002 relating to minutes of usage that we were unable to properly rate and bill. In June, we made the decision to reverse these revenues, as we were still unable to resolve the problems in a timely manner and properly bill these minutes. We still intend to bill these minutes but, with the passage of time, the collection of these amounts becomes less likely. Private line revenues, which include dedicated point-to-point capacity on our network, decreased by $6,900,000, or 26 percent. We also experienced decreases in access and other revenues, ATM/Frame relay and Internet services revenues.

Expenses

Expenses for the second quarter 2002 increased approximately $7,700,000, or 7 percent, compared to the first quarter 2002. Cost of services increased $8,900,000 for two primary reasons. First, offnet costs associated with network cost dispute settlements increased approximately $4,000,000. Second, we incurred $2,600,000 of net costs that we do not expect to recover in our pending exit from TW Wireless, a wireless investment with Qwest discussed below. SG&A expense decreased approximately $900,000, with expenses decreasing in most categories except for outside legal services of $3,900,000 arising from the legal expenses associated with the Qwest dispute. Taxes other than income taxes decreased by $300,000 due to a decrease in payroll taxes associated with the reduction in the workforce.

In July 2002, we began the process of withdrawing from TW Wireless, a wireless joint venture between Qwest and us. Pursuant to the requirements of the limited liability company agreement, Qwest must acquire our interest in the joint venture for 90 percent of the fair market value of the interest. We are presently unable to predict the ultimate resolution of this fair market value determination process and how long it may take to complete.

Other (Income) Deductions - Net

Other (income) deductions - net increased approximately $5,900,000 primarily due to reduced losses associated with our unconsolidated investments.

  DISCONTINUED OPERATIONS - UTILITY OPERATIONS; CONTINENTAL ENERGY; AND COAL OPERATIONS/EXHIBIT 99d

Income from discontinued operations, net of income taxes, decreased approximately $5,900,000 compared to the first quarter 2002, as a result of utility operations, which recorded income of $5,900,000 in the first quarter 2002 and no income in the second quarter 2002.

In the first quarter 2002, we recorded an estimated gain on the sale of the utility operations of approximately $100,000, net of income tax. There was no activity in the second quarter 2002.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

The Board of Directors recently determined that it would be in the best interests of the Company to enter into an employment agreement with Mr. Gannon, and also to reduce the cost to the Company of the amount of the payment that would have been due to Mr. Gannon under his change in control agreement with the Montana Power Company (MPC), which the Company was required to assume, were he to terminate his employment with the Company in February or March of 2003, by buying out his rights under his change in control agreement. The Board of Directors also recently determined that it would be in the best interests of the Company to enter into similar agreements with Messrs. Jerrold P. Pederson, Michael J. Meldahl, and Michael E. Zimmerman, to keep the core executive management team substantially intact and to reduce the amount of the payments that would have been due to Messrs. Pederson, Meldahl, and Zimmerman under their change in control agreements.

Employment Agreements

On July 2, 2002, therefore, the Board of Directors entered into a three-year employment agreement ("Employment Agreement") with Mr. Gannon with a term extending from April 1, 2002 to April 1, 2005. The Employment Agreement provides for a base salary for Mr. Gannon of $515,000 per year, which amount is subject to annual review and may be increased, but not reduced, at the sole discretion of the Board of Directors. Mr. Gannon is entitled to participate in an annual incentive bonus program consistent with the bonus program in place for the Company's senior executives, with an annual target bonus equal to 100% of his then-annual base salary, and he is also entitled to participate in all savings, bonus, retirement, vacation, and welfare plans applicable generally to other senior executives of the Company.

The Employment Agreement also provides for Mr. Gannon to receive: (a) an immediate initial stock option grant under the Company's long-term incentive plan to purchase 400,000 shares of Common Stock at an option price of $2.48 per share, which grant vests as follows: (i) 25% as of the date which is one year from the date of grant; (ii) 25% as of the date which is two years from the date of grant; and (iii) 50% at the end of the term of the Employment Agreement; (b) a stock option grant to purchase 350,000 shares of Common Stock on the first anniversary of the Employment Agreement at an option price equal to the fair market value of a share of Common Stock of the Company on that date, with the options in this second grant vesting as follows: (i) 50% as of the date which is one year from the date of grant; and (ii) 50% at the end of the term of the Employment Agreement; and (c) if he retires upon completion of the term of the Employment Agreement, an amount (payable as an annuity or in a lump sum, as determined by the Board of Directors of the Company) equal to the difference between the benefit payable to him under the MPC Benefit Restoration Plan and the amount that would have been payable to him under that plan if he had attained 30 years of service and age 62. Stock options awarded under the Employment Agreement will vest in full upon Mr. Gannon's death or "disability" (as defined in the Employment Agreement).

The Employment Agreement contains a "for cause" termination provision, which, if invoked, provides that Mr. Gannon would cease to receive any further payments under the provisions of the Employment Agreement, except for base salary and benefits earned to the date of termination. Should the Company terminate Mr. Gannon other than "for cause," or should Mr. Gannon terminate his employment with the Company for "good reason" after a "change in control" (each as defined in the Employment Agreement), the Employment Agreement requires the Company to provide Mr. Gannon: (i) the lesser of 24 months of his base salary (at the rate then in effect at the time of such termination) or his base salary for the remainder of the term; (ii) any earned annual bonus; (iii) any deferred compensation; (iv) all accrued vacation pay; (v) continuation of the medical, dental, vision and life insurance benefits generally provided to senior executives of the Company until Mr. Gannon attains age 62 (provided, however, that if Mr. Gannon obtains new employment and such employment makes Mr. Gannon eligible for health and welfare benefits, then the Company shall have no further obligation to provide such benefits to Mr. Gannon); and (vi) an amount equal to the difference between the benefit payable to him under the MPC Benefit Restoration Plan and the amount that would have been payable to him under that plan if he had attained 30 years of service and age 62.

In addition, if Mr. Gannon identifies a successor chief executive officer who is approved by the Board of Directors by December 31, 2003, Mr. Gannon will be entitled to receive a cash payment of $100,000 (less any required deductions and withholdings), and to enter into a two-year consulting agreement with the Company that will provide, among other things, that Mr. Gannon receive an annual consulting payment of $100,000 (less any required deductions and withholdings).

On July 24, 2002, the Company entered into three-year employment agreements with three other members of the executive management group, Messrs. Pederson, Meldahl, and Zimmerman, effective as of July 1, 2002, upon terms (with the exception of the base pay figure and the size of the stock option grants) and conditions closely resembling the terms of Mr. Gannon's Employment Agreement. The annual base pay of Messrs. Pederson, Meldahl, and Zimmerman is $257,500, $283,250, and $187,698, respectively; the number of shares subject to their initial stock option awards is 200,000, 200,000, and 35,000, respectively; and the number of shares to be subject to their one-year anniversary awards is 150,000, 150,000, and 25,000, respectively.

Change in Control Agreements

MPC originally entered into individual severance benefit agreements with certain executives in 1989. These agreements were amended in 1996. In 1999, the original agreements were terminated and MPC entered into individual severance benefit agreements with thirty-three executives and key employees. These agreements provided for benefits after a change of corporate control if their employment was subsequently terminated by MPC or its successor, without "cause," or by the employees with "good reason," each as defined in the agreements.

Three different tiers of these agreements - Tiers 1, 2, and 3 - were in effect on December 31, 2001. The agreements provide that if, within three years after the occurrence of a change in control, the employee is terminated without cause, or the employee terminates employment for "good reason," the employee is entitled to payments as described in our Annual Report on Form 10-K.

MPC had entered into Tier 1 agreements with, among others, Messrs. Gannon, Meldahl, Pederson, Zimmerman and Cole, all of whom transferred to Touch America upon the completion of the Company's transformation to a telecommunications business. Touch America was contractually obligated to assume the obligations of MPC under the individual change in control agreements for Messrs. Gannon, Meldahl, Pederson, Zimmerman, and Cole. Mr. Cole resigned as an officer of the Company effective May 17, 2002, and received a payment in accordance with his change in control agreement during the second quarter 2002, at a cost to the Company of approximately $1,200,000.

The sale of MPLLC to NorthWestern Corporation constituted a change in control for purposes of all individuals with a change in control agreement who transferred to Touch America, but their employment transfer from MPC to Touch America did not constitute a termination of employment for purposes of these agreements. The payment described above would be owed to any of the individuals who have change in control agreements if his or her employment was terminated within 36 months of the change in control without "cause," or by the individual with "good reason," each as defined in such agreements. The "good reason" definition includes any reduction in job responsibilities, salary, or benefits and also allows any holder of a change in control agreement to leave the employ of the Company and its subsidiaries during the period from February 15, 2003 to March 15, 2003 and collect the payments referenced above. These change in control agreements were discussed in detail in The Montana Power Company's proxy statement dated July 13, 2001 and our 2001 Annual Report on Form 10-K.

Based on the terms of his Tier 1 agreement, Mr. Gannon had the right to terminate his employment with the Company during the period from February 15, 2003 to March 15, 2003 and receive a one-time, pre-tax payment at a cost to the Company in excess of $4 million. On July 2, 2002 Mr. Gannon agreed to (i) forego his right under his Tier 1 agreement to terminate his employment with the Company in early 2003 and receive a payment at a cost to the Company of approximately $4 million, (ii) release the Company from its payment obligations under his change in control agreement, and (iii) accept a one-time payment from the Company, at a cost to the Company of approximately $2.2 million, in lieu of his rights under the change in control agreement. As discussed above, Mr. Gannon also entered into a three-year employment agreement with the Company.

On July 24, 2002, the Company entered into similar buyout agreements with the holders of the other three "Tier 1" change in control agreements: Jerrold P. Pederson, Michael J. Meldahl, and Michael E. Zimmerman. Had each of Messrs. Pederson, Meldahl, and Zimmerman exercised their right to terminate their employment with the Company and receive payments under their Tier 1 agreements in early 2003, the overall cost to the Company would have been approximately $6 million (at a cost to the Company of approximately $1.8 million for Mr. Pederson, approximately $2.8 million for Mr. Meldahl, and approximately $1.25 million for Mr. Zimmerman). The overall one-time cost to the Company to eliminate the Tier 1 agreements for Messrs. Pederson, Meldahl, and Zimmerman was approximately $3.2 million (a cost to the Company of approximately $1.2 million for Mr. Pederson, approximately $1.3 million for Mr. Meldahl, and approximately $700,000 for Mr. Zimmerman).

RESIGNATION OF THOMAS ASHBURN AS A DIRECTOR

Effective July 29, 2002, Thomas Ashburn resigned as a director of the Company. Mr. Ashburn, who was recently retired from Hewlett-Packard Services when he began serving as a director of MPC in July 2001, had served as a director of the Company since February 2002. Mr. Ashburn has stated he resigned because of time constraints associated with his responsibilities as President of World Wide Services for BEA Systems, Inc., a position he assumed in March 2002.

Mr. Ashburn was expected to be elected to a three-year term at the Annual Meeting of Shareholders to be held on September 24, 2002 in Minneapolis, Minnesota. Given Mr. Ashburn's resignation, the Company's Board of Directors approved a resolution on July 30, 2002 removing Mr. Ashburn from the slate of directors to be elected for three-year terms, leaving two directors - Mr. R.D. Corette and Ms. Kay Foster - for election to three-year terms at the annual meeting.

ADOPTION OF SHAREHOLDERS' RIGHTS PLAN

Touch America Holdings, Inc has adopted a Shareholders' Rights Plan, to be effective at the close of business on August 1, 2002. The rights under the plan will be evidenced initially by each share of Touch America's common stock. The rights will be triggered after a person or group acquires beneficial ownership of 15 percent or more of the common stock without prior approval of Touch America's Board of Directors. The rights will expire on August 1, 2012. A summary of the principal features of this plan will be mailed to the Company's registered stockholders.

ADDITIONAL INFORMATION

This Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in Touch America Holdings' Annual Report on Form 10-K for the year ended December 31, 2001. Forward-looking statements are statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "expects," "believes," "anticipates," and similar expressions.

For comparative purposes, the following table shows the breakdown of consolidated basic net income (loss) per share for the periods indicated:

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2002	2001	2002	2001

Continuing Operations	$ (0.29)	$ 0.00	$ (0.45)	$ 0.05
Cumulative effect of change in accounting principle, net of income taxes	-	-	(0.01)	-
Discontinued Operations	0.00	(0.11)	0.05	0.42

Consolidated	$ (0.29)	$ (0.11)	$ (0.41)	$ 0.47

	Quarters Ended
	June 30,	March 31,
	2002	2002

Continuing Operations	$ (0.29)	$ (0.16)
Cumulative effect of change in accounting principle, net of income taxes	-	(0.01)
Discontinued Operations	0.00	0.06

Consolidated	$ (0.29)	$ (0.11)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit

99a	Preliminary Consolidated Statement of Income for the Quarters Ended June 30, 2002 and 2001 and for the Six Months Ended June 30, 2002 and 2001.

99b	Preliminary Discontinued Operations Listing of Income for the Quarters Ended June 30, 2002 and 2001 and for the Six Months Ended June 30, 2002 and 2001.

99c	Preliminary Consolidated Statement of Income for the Quarters Ended June 30, 2002 and March 31, 2002.

99d	Preliminary Discontinued Operations Listing of Income for the Quarters Ended June 30, 2002 and March 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOUCH AMERICA HOLDINGS, INC.
(Registrant)

By	/s/ J.P. Pederson
J.P. Pederson
Vice Chairman and Chief
Financial Officer

Dated: July 31, 2002

EXHIBIT INDEX
Exhibit		Page

99a	Preliminary Consolidated Statement of Income for the Quarters Ended June 30, 2002 and 2001 and for the Six Months Ended June 30, 2002 and 2001.	14

99b	Preliminary Discontinued Operations Listing of Income for the Quarters Ended June 30, 2002 and 2001 and for the Six Months Ended June 30, 2002 and 2001.	15

99c	Preliminary Consolidated Statement of Income for the Quarters Ended June 30, 2002 and March 31, 2002.	16

99d	Preliminary Discontinued Operations Listing of Income for the Quarters Ended June 30, 2002 and March 31, 2002.	17

Exhibit 99a

TOUCH AMERICA HOLDINGS, INC. AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2002	2001	2002	2001
	(Thousands of Dollars)
	(except per-share amounts)

REVENUES	$ 73,640	$ 141,936	$ 172,193	$286,376

EXPENSES:
Cost of services	80,868	93,802	152,861	183,077
Selling, general, and administrative	26,517	30,314	53,943	58,957
Taxes other than income taxes	3,563	3,113	7,471	7,882
Depreciation and amortization	14,105	10,619	28,118	20,398
	125,053	137,848	242,393	270,314

OPERATING INCOME (LOSS)	(51,413)	4,088	(70,200)	16,062

INTEREST EXPENSE AND OTHER INCOME:
Interest	5	746	348	1,525
Other (income) deductions - net	(2,740)	1,816	435	3,318
	(2,735)	2,562	783	4,843

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(48,678)	1,526	(70,983)	11,219

INCOME TAXES (BENEFIT)	(18,817)	632	(27,404)	4,500

INCOME (LOSS) FROM CONTINUING OPERATIONS	(29,861)	894	(43,579)	6,719

DISCONTINUED OPERATIONS:
Income (loss) from discontinued operations, net of income taxes	-	(43,138)	5,857	(19,023)
Gain on sales of discontinued operations, net of income taxes	-	31,352	144	62,497
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	(11,786)	6,001	43,474

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAXES	-	-	(1,371)	-

NET INCOME (LOSS)	(29,861)	(10,892)	(38,949)	50,193

DIVIDENDS ON PREFERRED STOCK	620	1,002	3,137	1,925

NET INCOME (LOSS) AVAILABLE FOR COMMON STOCK	$ (30,481)	$ (11,894)	$ (42,086)	$ 48,268

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC (000)	103,737	103,769	103,756	103,761

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK	$ (0.29)	$ (0.11)	$ (0.41)	$ 0.47

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED (000)	103,737	103,769	103,756	103,816

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK	$ (0.29)	$ (0.11)	$ (0.41)	$ 0.46

Exhibit 99b

TOUCH AMERICA HOLDINGS, INC. AND SUBSIDIARIES
PRELIMINARY DISCONTINUED OPERATIONS LISTING OF INCOME

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2002	2001	2002	2001
	(Thousands of Dollars)

DISCONTINUED OPERATIONS:
Income (loss) from discontinued utility operations (including Colstrip Unit 4), net of income taxes	$ -	$ (40,751)	$ 5,857	$ (29,307)
Income (loss) from discontinued former coal operations, net of income taxes	-	(2,387)	-	6,985
Income from Continental Energy, net of income Taxes	-	-	-	3,299
Gain on sale of discontinued former coal operations, net of income taxes	-	31,352	-	31,352
Gain on sale of Continental Energy, net of income taxes	-	-	-	31,145
Gain on sale of discontinued utility operations net of income taxes	-	-	144	-
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS AVAILABLE FOR COMMON STOCK	$ -	$ (11,786)	$ 6,001	$ 43,474

	Exhibit 99c

TOUCH AMERICA HOLDINGS, INC. AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME

	Quarters Ended
	June 30,	March 31,
	2002	2002
	(Thousands of Dollars)
	(except per-share amounts)

REVENUES	$ 73,640	$ 98,553

EXPENSES:
Operations and maintenance	80,868	71,993
Selling, general, and administrative	26,517	27,426
Taxes other than income taxes	3,563	3,908
Depreciation and amortization	14,105	14,013
	125,053	117,340

OPERATING LOSS	(51,413)	(18,787)

INTEREST EXPENSE AND OTHER
Interest	5	343
Other (income) deductions - net	(2,740)	3,175
	(2,735)	3,518

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(48,678)	(22,305)

INCOME TAXES (BENEFIT)	(18,817)	(8,587)

LOSS FROM CONTINUING OPERATIONS	(29,861)	(13,718)

DISCONTINUED OPERATIONS:
Income from discontinued operations, net of income taxes	-	5,857
Gain on sale of discontinued operations, net of income taxes	-	144
INCOME FROM DISCONTINUED OPERATIONS	-	6,001

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAXES	-	(1,371)

NET LOSS	(29,861)	(9,088)

DIVIDENDS ON PREFERRED STOCK	620	2,517

NET LOSS AVAILABLE FOR COMMON STOCK	$ (30,481)	$ (11,605)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC (000)	103,737	103,774

BASIC LOSS PER SHARE OF COMMON STOCK	$ (0.29)	$ (0.11)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED (000)	103,737	103,774

DILUTED LOSS PER SHARE OF COMMON STOCK	$ (0.29)	$ (0.11)

	Exhibit 99d

TOUCH AMERICA HOLDINGS, INC. AND SUBSIDIARIES
PRELIMINARY DISCONTINUED OPERATIONS

	Quarters Ended
	June 30,	March 31,
	2002	2002
	(Thousands of Dollars)

DISCONTINUED OPERATIONS:
Income from discontinued utility operations, net of income taxes	$ -	$ 5,857
Gain on sale of discontinued utility operations, net of income taxes	-	144
NET INCOME FROM DISCONTINUED OPERATIONS AVAILABLE FOR COMMON STOCK	$ -	$ 6,001